Press Release Exhibit (99.1)

Media Contact:
Christopher Veronda, Kodak, +1 585-724-2622, christopher.veronda@kodak.com

James V. Continenza Elected to Kodak Board of Directors

ROCHESTER, N.Y., Apr. 2 – James V. Continenza, who has extensive executive and board experience with high-tech companies, has been elected as a member of the Board of Directors, effective immediately. Mr. Continenza also brings to the Kodak Board experience as a manager and director with diverse companies that have successfully emerged from corporate restructuring.

      “Deploying innovation to advance customer success and disciplined management will be two of the hallmarks of Kodak’s future,” said Antonio M. Perez, Chairman of the Board and Chief Executive Officer. “Jim is an expert in both of these areas, and I’m confident his experience and judgment will be great assets to the Kodak Board in guiding the company to maintain its leadership in Commercial Imaging and expanding its offerings to meet customer needs in such emerging growth segments as packaging and functional printing.”

Mr. Continenza has served in senior leadership roles at a number of companies. He currently serves on the board of Tembec Corp, a publicly traded company, and the boards of the following privately held companies: Broadview Networks, Southwest Georgia Ethanol, The Berry Company, Neff Rental, Portola Packaging, Aventine Renewable Energy and Blaze Recycling. Previously, he was a director for Hawkeye Renewables, Anchor Glass Container Corp., Rath-Gibson, Inc., Rural Cellular Corp., U.S. Mobility Inc., Maxim Crane Works, Inc., Arch Wireless Inc. and Microcell Telecommunications Inc.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information.  When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements.  Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its debtor-in-possession credit agreements; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its debtor-in-possession credit agreements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements.  All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

About Kodak
Kodak is transforming into a B2B company focused on its Commercial Imaging business. Kodak will be centered on commercial, packaging and functional printing solutions and enterprise services, markets in which it offers customers advanced technologies that give them a competitive edge. The company also offers leading products and services in Entertainment Imaging and Commercial Films. Its Personalized Imaging and Document Imaging businesses are being marketed for sale. For additional information on Kodak, visit kodak.com.

2013